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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 16, 2017

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02        RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

In a press release dated February 22, 2017, a copy of which is attached as Exhibit 99.1 to this report, The Cheesecake Factory Incorporated (the “Company”) reported financial results for the fourth quarter of fiscal 2016, which ended on January 3, 2017.  Total revenues were $603.1 million in the fourth quarter of fiscal 2016 as compared to $526.8 million in the fourth quarter of fiscal 2015. Net income and diluted net income per share were $32.4 million and $0.66, respectively, in the fourth quarter of fiscal 2016. The Company recorded a pre-tax, non-cash charge of $0.1 million during the fourth quarter of fiscal 2016 related to the planned relocation of one The Cheesecake Factory restaurant. Excluding this item, net income and diluted net income per share were $32.4 million and $0.67, respectively.

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Employment Agreement with David Overton.

On February 16, 2017, the Board of Directors (the “Board”) of the Company and David Overton, the Company’s Chairman of the Board and Chief Executive Officer, entered into an Employment Agreement (the “Amended and Restated Employment Agreement”), effective April 1, 2017, which agreement amends and restates in its entirety Mr. Overton’s prior Employment Agreement with the Company, dated June 30, 2009, as previously amended on February 29, 2012, November 11, 2013, April 2, 2015 and February 11, 2016.

The full text of the Amended and Restated Employment Agreement is attached as Exhibit 99.2 to this report and is hereby incorporated by reference herein.

Performance Incentive Plan Payments for Fiscal 2016.

On February 16, 2017, the Compensation Committee of the Board approved the payment of the following performance achievement awards (“Awards”) for fiscal 2016 to certain executive officers of the Company under the Company’s 2015 Amended and Restated Annual Performance Incentive Plan, adopted by the Board on April 2, 2015, the material terms of the performance goals under such plan were approved by the Company’s stockholders on May 28, 2015 (the “Performance Incentive Plan”):

Name	Amount of Award	Award as a Percentage of 2016 Effective Salary(1)
David Overton	$1,368,125	137.50%
Chairman and Chief Executive Officer

David M. Gordon	$534,287	93.75%
President

W. Douglas Benn	$416,299	81.25%
Executive Vice President and Chief Financial Officer

Debby R. Zurzolo	$389,486	81.25%
Executive Vice President, General Counsel and Secretary

Max S. Byfuglin	$430,544	101.83%
President, The Cheesecake Factory Bakery Incorporated

(1)  Effective salary is the actual salary earned by the executive officer during fiscal year 2016 and reflects salary adjustments made prior to 90 days from the commencement of the 2016 fiscal year.

Performance Incentive Plan for Fiscal 2017.  On February 16, 2017, the Compensation Committee of the Board also approved performance incentive targets and objectives for fiscal 2017 under the Performance Incentive Plan.  For fiscal 2017, except for Mr. Byfuglin, President of the bakery division of the Company, 75% of each Award will be based upon achievement of a Company consolidated operating income objective and 25% of each Award will be based on achievement of both a Company threshold consolidated operating income objective and additional strategic objectives.  For Mr. Byfuglin, 50% of his Award will be based on achievement of a Company consolidated operating income objective, 25% of his award will be based on achievement of a bakery division operating income objective, and 25% of his Award will be based on achievement of both a bakery consolidated operating income objective and additional strategic objectives related to the bakery operations.  The performance incentive objective was selected from a stockholder-approved list of performance incentive objectives under the Performance Incentive Plan approved by the Company’s stockholders at the May 28, 2015 annual meeting of stockholders.

Executives participating in the Performance Incentive Plan for fiscal 2017 will have an opportunity to earn an Award ranging from 0% to 175% of a performance incentive target range, calculated as a percentage of salary.  Payment of Awards is in the discretion of the Compensation Committee and is subject to the Company’s ability to accrue for such Awards and to the Compensation Committee’s determination that the specified strategic and operational objectives were satisfied.  The performance incentive target as a percentage of base salary payable to each executive officer (if achieved at 100% of the established goals), and the maximum Award as a percentage of base salary payable to each executive officer (if achieved at the maximum level exceeding 100% of the established goals), under the Performance Incentive Plan for fiscal 2017, are as follows:

Name	Performance Incentive Target as a Percentage of Salary	Maximum Potential Award as a Percentage of Salary
David M. Overton	110%	192.5%

David M. Gordon	75%	131.3%

W. Douglas Benn	65%	113.8%

Debby R. Zurzolo	65%	113.8%

Max S. Byfuglin	65%	113.8%

Awards which may be made for fiscal 2017 will be calculated under the foregoing formulae based upon the executive officers’ base salary actually earned for fiscal 2017, and therefore will take into account any adjustments to base salary for fiscal 2017 made prior to 90 days from the commencement of the Company’s fiscal year. The maximum Award payable in any fiscal year to an executive officer under the Performance Incentive Plan is $2.5 million, and accordingly, the maximum potential Award that would be due and payable to any executive officer for fiscal 2017 would be the lesser of (i) $2.5 million or (ii) the product of the maximum potential Award percentage shown in the above table multiplied by the executive officer’s earned base salary for fiscal 2017.

There is no assurance that the Company will achieve the performance incentive targets and objectives  established by the Compensation Committee of the Board in any fiscal year.

ITEM 8.01         OTHER EVENTS.

On February 16, 2017, the Board declared a quarterly cash dividend of $0.24 per share which will be paid on March 21, 2017 to the stockholders of record of each share of the Company’s common stock at the close of business on March 8, 2017. Future dividends, if any, will be subject to Board approval.

On February 16, 2017, the Board approved the terms of a share repurchase plan with Wells Fargo Securities, LLC pursuant to which the Company is authorized to repurchase shares of its common stock in open market transactions in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, such plan to be effective from February 27, 2017 through March 3, 2017 (the “Rule 10b-18” Plan”). The Rule 10b-18 Plan is in addition to an existing share repurchase plan with Wells Fargo Securities, LLC, in accordance with Rule 10b-5-1 under the Securities Exchange Act of 1934, previously adopted by the Board (the “Rule 10b-5-1 Plan”).  The Company expects to allocate approximately $100 million toward share repurchases in fiscal 2017 utilizing both the Rule 10b-18 Plan and the Rule10b5-1 Plan, and such other share repurchase plan(s) as the Board may hereafter adopt in fiscal 2017.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits

99.1 99.2	Press release dated February 22, 2017 entitled, “The Cheesecake Factory Reports Results for Fourth Quarter of Fiscal 2016” Employment Agreement, effective April 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2017	THE CHEESECAKE FACTORY
INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated February 22, 2017 entitled, “The Cheesecake Factory Reports Results for Fourth Quarter of Fiscal 2016”

99.2	Employment Agreement effective April 1, 2017